Delaware
                               -----------------
                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY M FUND, LLC", FIELD IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A.D. 2004, AT 12:21 O'CLOCK P.M.


                                       /s/ Harriet Smith Windsor
                           [STAMP}     -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


3837094  8100                                      AUTHENTICATION: 3269595

040563166                                                   DATE: 08-02-04

                            CERTIFICATE OF FORMATION

                                       OF

                           RIDGEWOD ENERGY M FUND, LLC

      1. The name of the limited liability company is Ridgewood Energy M Fund, LLC.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy M Fund, LLC this 2nd day of August, 2004.


                                          By /s/ MaRy Louise Olin
                                             -----------------------------------
                                             Mary Louise Olin, Authorized Person


       State of Delware
      Secretary of State
   Division of Corporations
 Delivered 12:29 PM 08/02/2004
   FILED 12:21 PM 08/02/2004
 SRV 040563166 - 3837094 FILE